Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of common stock, par value $0.001 per share, of Turtle Beach Corporation, a Nevada corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: May 17, 2022

THE DONERAIL GROUP LP

By:	/s/ William Wyatt
	Name:	William Wyatt
	Title:	Managing Partner

/s/ William Wyatt
WILLIAM WYATT

HARBERT FUND ADVISORS, INC.

By:	/s/ John W. McCullough
	Name:	John W. McCullough
	Title:	Executive Vice President & General Counsel

HARBERT MANAGEMENT CORPORATION

By:	/s/ John W. McCullough
	Name:	John W. McCullough
	Title:	Executive Vice President & General Counsel

SCW CAPITAL, LP

By:	Trinity Investment Group, LLC, its general partner

By:	/s/ Robert Cathey
	Name:	Robert Cathey
	Title:	Managing Member

SCW CAPITAL QP, LP

By:	Trinity Investment Group, LLC, its general partner

By:	/s/ Robert Cathey
	Name:	Robert Cathey
	Title:	Managing Member

SCW CAPITAL MANAGEMENT, LP

By:	Trinity Investment Group, LLC, its general partner

By:	/s/ Robert Cathey
	Name:	Robert Cathey
	Title:	Managing Member

TRINITY INVESTMENT GROUP, LLC

By:	/s/ Robert Cathey
	Name:	Robert Cathey
	Title:	Managing Member

/s/ Robert Cathey
ROBERT CATHEY